Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20F of ChdgAI Commodities Limited of our report dated April 30, 2026, relating to the consolidated financial statements of ChdgAI Commodities Limited and Subsidiaries as of and for the years ended September 30, 2025 and 2024, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ INBERGO CPA LLP

Merrick, New York
April 30, 2026